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Exhibit 3.2

SECOND AMENDED & RESTATED BYLAWS

OF

MACKIE DESIGNS INC.

A Washington Corporation

ARTICLE I

MEETINGS OF SHAREHOLDERS

        Section 1.    Place and Time of Meetings.    The date, time and place of the annual meeting shall be determined by the Board of Directors of the corporation.

        Section 2.    Special Meetings.    Special meetings of shareholders may be called by the President or Board of Directors for any purpose and may be held at such time and place, within or outside of the State of Washington, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Except as otherwise provided in the Articles of Incorporation, such meetings may also be called upon the written request of holders of shares entitled to cast not less than thirty percent (30%) of the votes at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the Secretary of the corporation. Within thirty (30) days of such written request, the Secretary shall shall provide notice of the special meeting to be held on the date, place and hour as the Secretary may fix. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

        Section 3.    Place of Meetings.    The Board of Directors may designate any place, either within or outside of the State of Washington, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, the place of meeting shall be the principal executive office of the corporation.

        Section 4.    Notice.    Whenever shareholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of such meeting, except that a notice of meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the corporation's assets other than in the regular course of business or the dissolution of the corporation shall be given not less than twenty (20) nor more than sixty (60) days before the date of such meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the Board of Directors, the Chief Executive Officer or the Secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his, her or its address as the same appears on the records of the corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and such person does not vote for or assent to action at the meeting.

        Section 5.    Shareholders List.    The officer having charge of the stock ledger of the corporation shall make, at least ten (10) days before every meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder for a period of at least ten (10) days prior to the annual meeting at the principal office of the corporation or at a place identified in the meeting notice in the city where the meeting will be held, and shall be kept open at all times during the meeting, for the inspection of any shareholder or any shareholder's agent or attorney who is present.

        Section 6.    Quorum.    The holders of a majority of the outstanding shares of capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders, except as otherwise provided by the Articles of Incorporation or the Washington Business Corporations Act. If a quorum is not present, the holders of a majority of the shares of capital stock present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place.

        Section 7.    Conduct of Meetings.    The Chairman, if any, and in his absence or discretion, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secretary of the corporation shall act as secretary of all meetings of the shareholders, but, in the absence or upon the request of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

        Section 8.    Adjourned Meetings.    When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

        Section 9.    Vote Required.    When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the question is one upon which by express provisions of an applicable law, rule or regulation or of the Articles of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

        Section 10.    Voting Rights.    Except as otherwise provided by the Washington Business Corporation Act or by the Articles of Incorporation of the corporation or any amendments thereto and subject to Section 3 of Article V hereof, every shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of common stock held by such shareholder and no votes for any other class or series of capital stock held by such shareholder.

        Section 11.    Proxies.    Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him, her or it by proxy. Such proxy shall be effective when received by the Secretary or other officer or agent authorized to tabulate votes. A proxy shall become invalid eleven (11) months after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment.

        Section 12.    Action by Written Consent.    Unless otherwise provided in the Articles of Incorporation, any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the shareholders who signed the consent or consents, shall be signed by the holders of all of the outstanding shares entitled to vote thereon and delivered to the corporation by delivery to its registered office in the state of Washington, or the corporation's principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the shareholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. All consents properly delivered in accordance with this Section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the corporation as required by this Section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded, and the period of advance notice required by the Articles of Incorporation or the Washington Business Corporation Act to be given to any nonconsenting or nonvoting shareholders has been satisfied. Any action taken pursuant to such written consent or consents of the shareholders shall have the same force and effect as if taken by the shareholders at a meeting thereof.

ARTICLE II

DIRECTORS

        Section 1.    General Powers.    The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

        Section 2.    Number, Election and Term of Office.    The Board of Directors of the corporation shall consist of that number of directors as determined from time to time by the Board of Directors, but shall in no event be less than one (1) nor more than ten (10). The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the shareholders, except as provided in Section 4 of this Article II. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided. The provisions contained in this Article II shall be subject to the terms and conditions of any shareholders agreement then in effect by and among the corporation and any of its shareholders (the "Shareholders Agreements"). The provisions contained in this Article II shall also be subject to provisions contained in the Articles of Incorporation of the corporation, if any, that provide for the classification of directors into classes and their election for terms of service of greater than one year.

        Section 3.    Removal and Resignation.    Subject to the provisions of the Shareholders Agreements, any director or the entire Board of Directors may be removed at any time, but only for cause,by the holders of not less than two-thirds of the shares entitled to elect the director or directors whose removal is being sought. A director may be removed by the shareholders only at a special meeting called for the purpose of removing the director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the corporation's Articles of Incorporation or the Shareholders Agreements, the provisions of this Section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon written notice to the corporation.

        Section 4.    Vacancies.    Vacancies on the Board of Directors, including vacancies caused by an increase in the number of directors, shall be filled by a majority vote of the remaining directors only, unless there are no directors remaining, in which case the vacancies shall be filled by the shareholders. Each director so chosen shall hold office until the next shareholders' meeting at which directors are elected.

        Section 5.    Annual Meetings.    An annual meeting of the Board of Directors may be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders.

        Section 6.    Other Meetings and Notice.    Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the Board of Directors may be called by or at the request of the Secretary on at least twenty-four (24) hours notice to each director, either personally, by telephone, by mail, or by facsimile; in like manner and on like notice the Secretary must call a special meeting on the written request of at least two of the directors.

        Section 7.    Quorum, Required Vote and Adjournment.    Each director shall be entitled to one vote except as otherwise provided in the Articles of Incorporation. Directors then in office (and specifically excluding any vacancies) holding a majority of the votes of all directors (or such greater number required by applicable law) shall constitute a quorum for the transaction of business. The vote of directors holding a majority of votes present at a meeting at which a quorum is present shall be the act of the Board of Directors,unless the vote of a greater number is required by the Bylaws, Articles of Incorporation or the Washington Business Corporation Act. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 8.    Conduct of Meetings.    The Chairman, if any, and in his absence or discretion, any person chosen by the directors present shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors, but, in the absence or upon the request of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

        Section 9.    Committees.    The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these Bylaws shall have and may exercise the powers of the Board of Directors in the management and affairs of the corporation except as otherwise limited by law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

        Section 10.    Committee Rules.    Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee.

        Section 11.    Communications Equipment.    Members of the Board of Directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

        Section 12.    Waiver of Notice and Presumption of Consent.    Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and such member does not vote for or assent to action taken at the meeting. Such member shall be conclusively presumed to have consented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

        Section 13.    Action by Written Consent.    Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

ARTICLE III

OFFICERS

        Section 1.    Number.    The officers of the corporation shall be elected by the Board of Directors and may consist of a chief executive officer, a president, any number of vice presidents, a secretary, any number of assistant secretaries, a treasurer, any number of assistant treasurers and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of chief executive officer, president and secretary shall be filled as expeditiously as possible.

        Section 2.    Election and Term of Office.    The officers of the corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of shareholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

        Section 3.    Removal.    Any officer or agent elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        Section 4.    Vacancies.    Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term by the Board of Directors then in office.

        Section 5.    Compensation.    Compensation of all officers shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

        Section 6.    Chairman of the Board.    The Chairman of the Board, if one be chosen by the Board of Directors, shall preside at all meetings of the Board of Directors and of the shareholders and shall perform all duties incident to the office of the Chairman of the Board of the corporation and such other duties as may be prescribed by the Board of Directors from time to time. In the event that any member of the Board disagrees with the manner in which the Chairman of the Board is discharging the duties incident to the office of the Chairman of the Board, such member shall have the right to call a vote of the Board of Directors, the vote of a majority of whom shall prevail.

        Section 7.    Chief Executive Officer.    The Board of Directors may from time to time designate the Chairman of the Board, if any, or the President of the corporation as the Chief Executive Officer of the corporation. The President shall be the Chief Executive Officer whenever the office of Chairman of the Board of the corporation is vacant. The Board of Directors may also designate the Chairman of the Board, if any, and any officer of the corporation as Co-Chief Executive Officers, each individually authorized to perform all duties of the Chief Executive Officer set forth herein. Subject to the control of the Board of Directors, the Chief Executive Officer shall in general supervise and control all of the business and affairs of the corporation. He or she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint and remove such agents and employees of the corporation as he or she shall deem necessary to prescribe their powers, duties and compensation, and to delegate authority to them. He or she shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, securities, contracts, leases, reports, and all other documents or other instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize any elected President, Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general, he or she shall perform all duties incident to the office of Chief Executive Officer of the corporation and such other duties as may be prescribed by the Board of Directors from time to time.

        Section 8.    President.    Unless the Board of Directors otherwise provides, in the absence of the Chairman of the Board, in the event of his inability or refusal to act, or in the event of a vacancy in the office of the Chairman of the Board, the President shall perform the duties of the Chairman of the Board, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board. Unless the Board of Directors otherwise provides, in the absence of the Chief Executive Officer or in the event of his or her inability or refusal to act, or in the event of a vacancy in the office of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. He or she shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general he or she shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time.

        Section 9.    Vice-Presidents.    The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President. The Vice-Presidents shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or these Bylaws may, from time to time, prescribe.

        Section 10.    The Secretary and Assistant Secretaries.    The Secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the shareholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the Chief Executive Officer's supervision, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer or these Bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the corporation. The Secretary, or an Assistant Secretary, shall have authority to affix any corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the Secretary may, from time to time, prescribe.

        Section 11.    The Treasurer and Assistant Treasurer.    The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the Board of Directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Chief Executive Officer and the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the corporation; shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer or these Bylaws may, from time to time, prescribe. If required by the Board of Directors, the Treasurer shall give the corporation a bond (which shall be rendered every six (6) years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the Treasurer belonging to the corporation. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. The Assistant Treasurers shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or Treasurer may, from time to time, prescribe.

        Section 12.    Other Officers, Assistant Officers and Agents.    Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

        Section 13.    Absence or Disability of Officers.    In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE IV

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

        Section 1.    Nature of Indemnity.    Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so unless prohibited from doing so by the Washington Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article IV shall be a contract right and, subject to Sections 2 and 5 hereof, shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        Section 2.    Procedure for Indemnification of Directors and Officers.    Any indemnification of a director or officer of the corporation under Section 1 of this Article IV or advance of expenses under Section 5 of this Article V shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this Article IV is required, and the corporation fails to respond within sixty (60) days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article IV shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Washington Business Corporation Act for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Washington Business Corporation Act, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        Section 3.    Article Not Exclusive.    The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article IV shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

        Section 4.    Insurance.    The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under this Article IV. The corporation may enter into contracts with any director, officer, partner, trustee, employee or agent of the corporation in furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of the amounts as may be necessary to effect indemnification as provided in this Section.

        Section 5.    Expenses.    Expenses incurred by any person described in Section 1 of this Article IV in defending a proceeding shall be paid by the corporation in advance of such proceeding's final disposition unless otherwise determined by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

        Section 6.    Employees and Agents.    Persons who are not covered by the foregoing provisions of this Article IV and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

        Section 7.    Contract Rights.    The provisions of this Article IV shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article IV and the relevant provisions of the Washington Business Corporation Act or other applicable law are in effect, and any repeal or modification of this Article IV or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

        Section 8.    Merger or Consolidation.    For purposes of this Article IV, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article IV with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE V

CERTIFICATES OF STOCK; RECORD DATE

        Section 1.    Form.    Every holder of shares of the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the Chief Executive Officer or a Vice-President and the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by such holder in the corporation, which certificate shall include on its face written notice of any restrictions that may be imposed on the transferability of such shares. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such Chief Executive Officer, Vice-President, Secretary, or Assistant Secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

        Section 2.    Lost Certificates.    The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his, her or its legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

        Section 3.    Fixing a Record Date for Stockholder Meetings.    In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date if the meeting is adjourned to a date less than one hundred-twenty (120) days after the date fixed for the original meeting and shall fix a new record date if the meeting is adjourned to a date more than one hundred-twenty (120) days after the date fixed for the original meeting.

        Section 4.    Fixing a Record Date for Action by Written Consent.    In order that the corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Washington, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by statute, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

        Section 5.    Fixing a Record Date for Other Purposes.    In order that the corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

        Section 6.    Registered Shareholders.    Prior to the surrender to the corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

        Section 7.    Subscriptions for Stock.    Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board of Directors. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

ARTICLE VI

GENERAL PROVISIONS

        Section 1.    Dividends.    Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation and the Washington Business Corporation Act, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to Washington law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation and the Washington Business Corporation Act. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

        Section 2.    Checks, Drafts or Orders.    All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.

        Section 3.    Contracts.    The Board of Directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

        Section 4.    Loans.    To the extent allowed by applicable law, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

        Section 5.    Fiscal Year.    The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

        Section 6.    Corporate Seal.    The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Washington". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

        Section 7.    Voting Securities Owned By Corporation.    Voting securities in any other corporation held by the corporation shall be voted by the Chief Executive Officer, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

        Section 8.    Inspection of Records and Reports.    Shareholders of the corporation shall have the right to inspect the corporation's records and reports in accorandance with the Washington Business Corporation Act.

        Section 9.    Section Headings.    Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

        Section 10.    Inconsistent Provisions.    In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Articles of Incorporation, the Washington Business Corporation Act, the Shareholders Agreements or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect. Each Reference to the Shareholders Agreements shall be given effect only at such times as a Shareholders Agreement is then in effect.

ARTICLE VII

AMENDMENTS

        Subject to the Articles of Incorporation and the Washington Business Corporation Act, the Board shall have the power to adopt, amend or repeal these Bylaws subject to the approval of the Continuing Directors (as defined in Article XI of the corporation's Articles of Incorporation); provided however, that the Board of Directors may not repeal or amend any Bylaws that the shareholders have expressly provided may not be amended or repealed by the Board of Directors. The shareholders of the Corporation also have the power to adopt, amend or repeal the Bylaws of the corporation by the affirmative vote of the holders of not less than two-thirds of the outstanding shares and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Preferred Stock, by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of common stock and/or of such class or series of preferred stock, voting as separate voting groups.

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Exhibit 3.2
SECOND AMENDED & RESTATED BYLAWS OF MACKIE DESIGNS INC. A Washington Corporation